Exhibit 21

                         Subsidiaries of the Registrant
                         ------------------------------

The following is a list of the Registrant's subsidiaries (all of which are 100% owned):

                                              State or Other Jurisdiction
                                                   of Incorporation
                                              ---------------------------

MATEC EFO Corp.                                    Massachusetts
Matec International, Inc.                          Massachusetts
MEKontrol, Inc.                                    Massachusetts
MTCI, Inc.                                         Delaware
Old MAS, Inc.                                      Delaware